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                                                                   EXHIBIT 10.22

                           MEMORANDUM OF UNDERSTANDING
                         BETWEEN KPT AND MICHAEL MALONEY
                                FEBRUARY 13, 2002

March, 2001 - March, 2002

Michael will have received $300,000 (subject to regular income tax withholdings) based on $25,000 per month. In addition, Michael will receive on or about March 4, 2002 a payment of $100,000 to satisfy in full his obligations of KPT with respect to the bonus approved at the time of his engagement.

At the Board of Directors Meeting, Thursday, February 7th, the Compensation Committee proposed and the Board agreed to the following:

1. As of March 4, 2002, Michael will continue to perform his duties as acting CEO for another 6 months for $50,000 per month (subject to regular income tax withholding) plus $200,000 bonus (subject to regular income tax withholdings) payable on the earlier of (a) September 4, 2002 and (b) a change in control of KPT. The $200,000 bonus is in recognition of Michael's agreement to serve as CEO for a full 18 months.

2.    All options previously granted to Michael will be terminated.

3. His duties as CEO will continue as they have in Raleigh and KPT Properties with a further understanding that we need a plan for a full-time person, particularly in the leasing area, to insure stability during this transition period.

4. Michael will lead KPT efforts in connection with a potential sale and/or any transaction relating to the sale, reporting to the special committee of the Board.

5. He will not be entitled to any other payments (severance or bonuses) other than as expressly set forth in this Memorandum of Understanding and reimbursement of expenses and regular benefits available to other employees of KPT.

6. If KPT is sold (or there is a change in control of KPT) prior to September 4, 2002, Michael will provide assistance with the transition through September 4, 2002 if the purchaser wishes without additional compensation.

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Carol Goldberg
Chairperson, Compensation Committee


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Andrew E. Zobler
Compensation Committee


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Phillip Schonberger
Compensation Committee


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J. Michael Maloney

                                    Addendum
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1.    (b) is intended to mean sale or change of control.

6. The parties intend that whatever portion of the $300,000 salary commitment has not been paid will, in any event, be paid (subject to regular income tax withholding) at the time of the $200,000 bonus payment (except in regards to an event described in paragraph 7).

7. In the event that Michael dies or is disabled prior to September 4, 2002, the bonus payment will be made to him (disability) or to his estate (death).